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                                                                    EXHIBIT 10.2

                  FOOT LOCKER 2003 STOCK OPTION AND AWARD PLAN

1.       PURPOSE.

         The purpose of the Foot Locker 2003 Stock Option and Award Plan (the "Plan") is to align the interests of officers and other employees of Foot Locker, Inc. and its subsidiaries (collectively, the "Company") with those of the shareholders of Foot Locker, Inc. ("Foot Locker"); to reinforce corporate, organizational and business-development goals; to promote the achievement of year-to-year and long-range financial and other business objectives; and to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for long-range achievements.

2.       DEFINITIONS.

         The following terms, as used herein, shall have the following meanings:

         (a) "AWARD" shall mean any Option, Restricted Stock, SAR or Other Stock-Based Award granted pursuant to the Plan.

         (b) "AWARD AGREEMENT" shall mean any written agreement, contract, or other instrument or document between Foot Locker and a Participant evidencing an Award.

         (c)      "BOARD" shall mean the Board of Directors of Foot Locker.

         (d) "CAUSE" shall mean, with respect to a Participant's Termination of Employment, (i) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define cause (or words of like import), termination due to a Participant's dishonesty, fraud, material insubordination or refusal to perform for any reason other than illness or incapacity or materially unsatisfactory performance of his or her duties for the Company, or (ii) in the case where there is an employment agreement between the Company and the Participant, termination that is or would be deemed to be for cause (or words of like import) as defined under such employment agreement.

         (e) "CHANGE IN CONTROL" shall mean the occurrence of an event described in Section 9(f) hereof.

         (f) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         (g) "COMMITTEE" shall mean the Compensation and Management Resources Committee of the Board, or a subcommittee thereof, appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 and an "outside director" as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the

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functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or
Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

         (h) "COMPANY" shall mean, collectively, Foot Locker and its successors by operation of law and all of its subsidiaries now held or hereafter acquired.

         (i) "DISABILITY" shall mean a disability which would qualify as such under Foot Locker's Long-Term Disability Plan.

         (j) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         (k) "FAIR MARKET VALUE" of a share of Stock shall mean, as of any date, the average of the high and low prices of a share of such Stock as reported for such date on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if Stock was not traded on the New York Stock Exchange on such date, the "Fair Market Value" of a share of Stock as of such date shall be the average of the high and low prices of a share of such Stock as reported on said Composite Tape on the next preceding date on which such trades were reported on said Composite Tape.

         (l) "GOOD REASON" shall mean, with respect to a Participant's Termination of Employment, (1) in the case where there is no employment agreement between the Company and the Participant, or where there is an employment agreement, but such agreement does not define good reason (or words of like import), a voluntary termination due to "good reason," as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (2) in the case where there is an employment agreement between the Company and the Participant, a termination due to "good reason" (or words of like import), as specifically provided in such employment agreement.

         (m) "INCENTIVE STOCK OPTION" shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

         (n) "NONQUALIFIED STOCK OPTION" shall mean an Option other than an Incentive Stock Option.

         (o) "OTHER STOCK-BASED AWARD" shall mean an award, granted pursuant to this Plan, that is valued in whole or in part by reference to, or is payable in or otherwise based on Stock.

         (p) "OPTION" shall mean the right, granted pursuant to this Plan, of a holder to purchase shares of Stock under the Stock Option and SAR Program at a price and upon the terms to be specified by the Committee.

         (q) "PARTICIPANT" shall mean an officer or other employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

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         (r)      "PLAN" shall mean the Foot Locker 2003 Stock Option and Award
Plan.

         (s)      "PLAN YEAR" shall mean Foot Locker's fiscal year.

         (t) "RESTRICTED STOCK" shall mean any shares of Stock issued to a Participant, without payment to the Company to the extent permitted by applicable law, pursuant to Section 7(a) of the Plan.

         (u)      "RESTRICTION PERIOD" shall have the meaning set forth in
Section 7(b)(4).

         (v) "RETIREMENT" shall mean a Participant's Termination of Employment following such Participant's attainment of (i) Normal Retirement Age or, if earlier, Early Retirement Date, as such terms are defined in the Foot Locker Retirement Plan, if such Participant is a member of such plan or any successor plan thereto or any other tax-qualified, tax-registered or tax-favored retirement plan or scheme sponsored or maintained by any member of the Company, or (ii) his or her 65th birthday, if such Participant is not a member of any such plan.

         (w) "RULE 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

         (x) "SECTION 162(m) OF THE CODE" shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

         (y) "STOCK" shall mean shares of common stock, par value $.01 per share, of Foot Locker.

         (z) "SAR" shall mean a tandem or freestanding stock appreciation right, granted to a Participant under Section 6(a)(7) or 6(b), as the case may be, to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

         (aa) "STOCK OPTION AND SAR PROGRAM" shall mean the program set forth in Section 6 hereof.

         (bb) "TEN PERCENT SHAREHOLDER" shall mean a Participant who, at the time an Incentive Stock Option is to be granted to such Participant, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a parent corporation or subsidiary corporation within the meaning of Code Sections 424(e) or 424(f), respectively.

         (cc) "TERMINATION OF EMPLOYMENT" shall mean (1) a termination of service for reasons other than a military or personal leave of absence granted by the Company or a transfer of a Participant from or among the Company and a parent corporation or subsidiary corporation, as defined under Code Sections 424(e) or 424(f), respectively; or (2) when a subsidiary, which is employing a Participant, ceases to be a subsidiary corporation, as defined under Section 424(f) of the Code.

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         (dd)     "TRANSFER" or "TRANSFERRED" or "TRANSFERABLE" shall mean
anticipate, alienate, attach, sell, assign, pledge, encumber, charge, hypothecate or otherwise transfer.

         (ee) "FOOT LOCKER" shall mean Foot Locker, Inc., a New York corporation.

3.       ADMINISTRATION.

         (a) THE COMMITTEE. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted and the number of shares of Stock to which an Award may relate; to determine the terms, conditions, restrictions and performance criteria, not inconsistent with the terms of this Plan, relating to any Award (including, but not limited to, the share price, any restriction or limitation, any vesting schedule or acceleration thereof, or any forfeiture or waiver thereof, based on such factors, if any, as the Committee shall determine in its sole discretion); to determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside this Plan; to determine whether, to what extent and under what circumstances an Award may be settled, cancelled, forfeited, exchanged or surrendered (provided that in no event shall the foregoing be construed to permit the repricing of an Option (whether by amendment, cancellation and regrant or otherwise) to a lower exercise price); to make adjustments in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to determine whether to require, as a condition of the granting of any Award, a Participant to not sell or otherwise dispose of Stock acquired pursuant to the exercise of an Option or Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Option or Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Award Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

         Subject to Section 9(e) hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreements relating thereto); and to otherwise supervise the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and
Section 162(m) of the Code. The Committee may adopt special guidelines for persons who are residing

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in, or subject to taxes of, countries other than the United States to comply with applicable tax and securities laws.

         The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

         The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

         (b) DESIGNATION OF CONSULTANTS/LIABILITY. The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of this Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

         The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of this Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to this Section 3(b) shall not be liable for any action or determination made in good faith with respect to this Plan. To the maximum extent permitted by applicable law, no current or former officer of the Company or current or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Award granted hereunder. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each current or former officer and each current or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the current and former officers and current and former members of the Committee and of the Board may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company or

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Subsidiary. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under this Plan.

4.       ELIGIBILITY.

         Awards may be granted to officers and other employees of the Company in the sole discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       STOCK SUBJECT TO THE PLAN; LIMITATION ON GRANTS.

         (a) The maximum number of shares of Stock reserved for issuance pursuant to the Plan or with respect to which Awards may be granted shall be four million (4,000,000) shares, subject to adjustment as provided herein, except that the number of such shares reserved for issuance as Restricted Stock and Other Stock-Based Awards shall be one million (1,000,000) shares, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered, or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Notwithstanding any provision of this Plan to the contrary, if authorized but previously unissued shares of Stock are issued under this Plan, such shares shall not be issued for a consideration which is less than par value.

         (b) During the term of this Plan, no Participant can receive Options, Restricted Stock, Other Stock-Based Awards and freestanding SARs, relating to shares of Stock which in the aggregate exceed 25 percent of the total number of shares authorized under the Plan, as adjusted pursuant to the terms hereof.

         (c) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of Foot Locker to make or authorize any adjustment, recapitalization, reorganization or other change in Foot Locker's capital structure or its business, any merger or consolidation of the Company or any part thereof, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Stock, the dissolution or liquidation of the Company or any part thereof, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

         (d) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, Stock split,

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reverse Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, reclassification of any capital stock, issuance of warrants or options to purchase Stock or securities convertible into Stock, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price or purchase price relating to any Award; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

         (e) Fractional shares of Stock resulting from any adjustment in Options and other Awards pursuant to this Section shall be aggregated until, and eliminated at, the time of exercise by rounding-down for fractions less than one-half (1/2) and rounding-up for fractions equal to or greater than one-half (1/2). No cash settlements shall be made with respect to fractional shares of Stock eliminated by rounding. Notice of any adjustment shall be given by the Committee to each Participant whose Option or other Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         (f) In the event of a merger or consolidation in which Foot Locker is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of Foot Locker's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all of Foot Locker's assets (all of the foregoing being referred to as "Acquisition Events"), then the Committee may, in its sole discretion, terminate all outstanding Options and/or any Award, effective as of the date of the Acquisition Event, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each Participant shall have the right to exercise in full all of his or her Options and Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Option or Award Agreements) but contingent on occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

6.        STOCK OPTION AND SAR PROGRAM.

         Each Option or freestanding SAR granted pursuant to this Section 6 shall be evidenced by an Award Agreement, in such form and containing such terms and conditions as the Committee shall from time to time approve, which Award Agreement shall comply with and be subject to the following terms and conditions, as applicable:

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         (a)      STOCK OPTIONS.

                  (1) NUMBER OF SHARES. Each Award Agreement shall state the number of shares of Stock to which the Option relates.

                  (2) TYPE OF OPTION. Each Award Agreement shall specifically state that the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of exercise or otherwise), such Option or portion thereof which does not qualify, shall constitute a separate Nonqualified Stock Option.

                  (3) OPTION PRICE. Except as set forth in Section 6(a)(8)(B) herein relating to Incentive Stock Options granted to a Ten Percent Shareholder, each Award Agreement shall state the Option price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock covered by the Option on the date of grant. The Option price shall be subject to adjustment as provided in Section 5 hereof. The date as of which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

                  (4) METHOD AND TIME OF PAYMENT. The Option price shall be paid in full, at the time of exercise, as follows: (i) in cash or by check, bank draft or money order payable to the order of Foot Locker, (ii) a cashless exercise through a broker (in accordance with a methodology determined by the Committee and consistent with the Sarbanes-Oxley Act of 2002 and any other applicable law), (iii) in shares of Stock by means of a Stock Swap (as described below), or (iv) in a combination of cash and Stock. Options may contain provisions permitting the use of shares of Stock to exercise and settle an Option ("Stock Swaps"). With respect to Stock Swaps, shares of Stock that are used to exercise and settle an Option shall (i) have been held for a period of at least six months by the Participant (or such other period necessary to avoid a charge against the Company's earnings), provided that such shares are held free and clear of any liens and encumbrances, (ii) be valued at the Fair Market Value on the date of exercise and (iii) have the same remaining time period as the shares of Stock that were swapped and (iv) be on such other terms and conditions as may be acceptable to the Committee.

                  (5) TERM AND EXERCISABILITY OF OPTIONS. Each Award Agreement shall provide that each Option shall become exercisable in substantially equal annual installments over a three-year period, beginning with the first anniversary of the date of grant of the Option, unless the Committee prescribes an exercise schedule of shorter or longer duration; provided, that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Except as set forth in Section 6(a)(8)(B) herein, the exercise period shall be ten (10) years from the date of the grant of the Option or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in Section 6(a)(6) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the Option is being exercised.

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For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

                  (6) TERMINATION. Upon a Participant's Termination of Employment by the Company, Options granted to such Participant prior to such termination shall remain exercisable following the effective date of such termination as follows:

                           (i)      CAUSE. If a Participant's Termination of
Employment is for Cause, all Options granted to such Participant shall be cancelled as of the effective date of such termination.

                           (ii)     RETIREMENT, TERMINATION OF EMPLOYMENT FOR
GOOD REASON OR DISABILITY. Upon a Participant's Retirement, Termination of Employment for Good Reason or Disability, all Options granted to such Participant that are "deemed exercisable" (as defined in the following sentence) on the effective date of such Participant's Retirement, Termination of Employment for Good Reason or Disability shall remain exercisable for a period of three (3) years following such effective date (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option). Those Options that are "deemed exercisable" on and after the effective date of a Participant's Retirement, Termination of Employment for Good Reason or Disability, as provided above, shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date plus those Options (or portions thereof) that would have become exercisable had such Participant not retired or had his employment not terminated until after the next succeeding anniversary of the date of grant of each such Option;

                           (iii)    OTHER TERMINATIONS OF EMPLOYMENT. If a
Participant's Termination of Employment by the Company is for any reason other than those described in subsections (i) or (ii) above, his "deemed exercisable" Options, which, for purposes of this subsection, shall mean all Options (or portions thereof) granted to such Participant that are immediately exercisable on the effective date of such Termination of Employment shall remain exercisable as follows: (A) if such Participant has ten (10) or more years of service with the Company, such period of service to be determined as of such effective date of termination, for a period of one year from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option), or (B) if a Participant has less than ten (10) years of service with the Company, for a period of three (3) months from the effective date of such Termination of Employment (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option).

                           (iv)     DEATH.

                                    (A)      If a Participant dies during the
applicable Option exercise period following the effective date of his Retirement, Disability or other Termination of Employment, as described in subsections (ii) or (iii) above, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond

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the expiration date of such Option) within which to exercise his "deemed exercisable" Options, as described in such applicable subsection.

                                    (B)      If a Participant dies while
employed by the Company, his executors, administrators, legatees or distributees shall have a period expiring on the date one year from the date of his death (or for such longer period as may be prescribed by the Committee, but in no event beyond the expiration date of such Option) within which to exercise his "deemed exercisable" Options, which shall consist of all unexercised Options (or portions thereof) that are immediately exercisable on such date of death plus those Options (or portions thereof) that would have become exercisable had such Participant not died until after the next succeeding anniversary of the date of grant of each such Option.

                           (v)      BUYOUT AND SETTLEMENT PROVISIONS. The
Committee may at any time on behalf of the Company offer to buy out an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.

                  (7) TANDEM STOCK APPRECIATION RIGHTS. The Committee shall have authority to grant a tandem SAR to the grantee of any Option under the Plan with respect to all or some of the shares of Stock covered by such related Option. A tandem SAR shall, except as provided in this paragraph (7), be subject to the same terms and conditions as the related Option. Each tandem SAR granted pursuant to the Plan shall be reflected in the Award Agreement relating to the related Option.

                           (A)      TIME OF GRANT. A tandem SAR may be granted
either at the time of grant, or at any time thereafter during the term of the Option; provided, however that tandem SARs related to Incentive Stock Options may only be granted at the time of grant of the related Option.

                           (B)      PAYMENT. A tandem SAR shall entitle the
holder thereof, upon exercise of the tandem SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (D) below.

                           (C)      EXERCISE. A tandem SAR shall be exercisable
at such time or times and only to the extent that the related Option is exercisable, and will not be Transferable except to the extent the related Option may be Transferable. A tandem SAR granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a share of Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option. Upon the exercise of a tandem SAR, the related Option or part thereof to which such SAR relates, shall be deemed to have been exercised for the purpose of the limitations set forth in Section 5(a) of the Plan on the number of shares of Stock to be issued under the Plan.

                           (D)      AMOUNT PAYABLE. Upon the exercise of a
tandem SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the price of the

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Option, by (ii) the number of shares of Stock as to which such tandem SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any tandem SAR by including such a limit at the time it is granted.

                           (E)      TREATMENT OF RELATED OPTIONS AND TANDEM SARs
UPON EXERCISE. Upon the exercise of a tandem SAR, the related Option shall be cancelled to the extent of the number of shares of Stock as to which the tandem SAR is exercised and upon the exercise of an Option granted in connection with a tandem SAR, the tandem SAR shall be cancelled to the extent of the number of shares of Stock as to which the Option is exercised.

                           (F)      METHOD OF EXERCISE. Tandem SARs shall be
exercised by a Participant only by a written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the tandem SAR is being exercised. If requested by the Committee, the Participant shall deliver the Award Agreement evidencing the tandem SAR and the related Option to the Secretary of Foot Locker, who shall endorse thereon a notation of such exercise and return such Award Agreement to the Participant. For purposes of this paragraph (F), the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

                           (G)      FORM OF PAYMENT. Payment of the amount
determined under paragraph (D) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the tandem SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

                           (H)      LIMITED SARs. The Committee may, in its sole
discretion, grant tandem SARs or freestanding SARs either as general SARs or as limited SARs. Limited SARs may be exercised only upon the occurrence of a Change in Control or such other event as the Committee may, in its sole discretion, designate at the time of grant or thereafter.

                  (8) INCENTIVE STOCK OPTIONS. Options granted as Incentive Stock Options shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in this Section 6.

                           (A)      VALUE OF SHARES. The aggregate Fair Market
Value (determined as of the date the Incentive Stock Option is granted) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and all other Plans of the Company become exercisable for the first time by each Participant during any calendar year shall not exceed one hundred thousand dollars ($100,000). To the extent that such aggregate Fair Market Value exceeds such one hundred thousand dollars ($100,000) limitation, such Options shall be treated as Options which are not Incentive Stock Options and shall be treated as Nonqualified Stock Options.

                           (B)      TEN PERCENT SHAREHOLDER. In the case of an
Incentive Stock Option granted to a Ten Percent Shareholder, (x) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date of grant of such Incentive Stock Option, and (y) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

                           (C)      EXERCISE FOLLOWING TERMINATION OF
EMPLOYMENT. If an Eligible Employee does not remain employed by the Company, any parent corporation or subsidiary corporation (within the meaning of Code Sections 424(e) and 424(f), respectively) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as a Nonqualified Stock Option.

                           (D)      Should either (A), (B) or (C) above not be
necessary in order for the Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the shareholders of Foot Locker.

         (b)      FREESTANDING STOCK APPRECIATION RIGHTS.

                  The Committee shall have authority to grant a freestanding SAR which is not related to any Option. Freestanding SARs shall be subject to the following terms and conditions:

                  (1) NUMBER OF SHARES. Each Award Agreement relating to freestanding SARs shall state the number of shares of Stock to which the freestanding SARs relate.

                  (2) EXERCISE PRICE. Each Award Agreement shall state the exercise price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock (to which the freestanding SARs relate) on the date of grant. The exercise price shall be subject to adjustment as provided in Section 5 hereof.

                  (3) TERM AND EXERCISABILITY OF FREESTANDING SARs. Each Award Agreement shall provide the exercise schedule for the freestanding SAR as determined by the Committee, provided, that, the Committee shall have the authority to accelerate the exercisability of any freestanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be ten (10) years from the date of the grant of the freestanding SAR or such shorter period as is determined by the Committee. The exercise period shall be subject to earlier termination as provided in paragraph
(b)(7) hereof. A freestanding SAR may be exercised, as to any or all full shares of Stock as to which the freestanding SAR has become exercisable, by written notice delivered in person or by mail to the Secretary of Foot Locker, specifying the number of shares of Stock with respect to which the freestanding SAR is being exercised. For purposes of the preceding sentence, the date of exercise will be deemed to be the date upon which the Secretary of Foot Locker receives such notification.

                  (4) PAYMENT. A freestanding SAR shall entitle the holder thereof, upon exercise of the freestanding SAR or any portion thereof, to receive payment of an amount computed pursuant to paragraph (5) below.

                  (5) AMOUNT PAYABLE. Upon the exercise of a freestanding SAR, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share of Stock on the date of exercise of such SAR over the exercise price of such SAR, by (ii) the number of shares of Stock as to which such freestanding SAR is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any freestanding SAR by including such a limit at the time it is granted.

                  (6) FORM OF PAYMENT. Payment of the amount determined under paragraph (5) above may be made solely in whole shares of Stock in a number determined based upon their Fair Market Value on the date of exercise of the freestanding SAR or, alternatively, at the sole discretion of the Committee, solely in cash, or in a combination of cash and shares of Stock as the Committee deems advisable.

                  (7) TERMINATION OF EMPLOYMENT. The terms and conditions set forth in Section 6(a)(6) hereof, relating to exercisability of Options in the event of Termination of Employment with the Company, shall apply equally with respect to the exercisability of freestanding SARs following Termination of Employment.

7.       RESTRICTED STOCK.

         Awards granted pursuant to this Section 7 shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

         (a) RESTRICTED STOCK. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

         (b) AWARDS AND CERTIFICATES. The prospective Participant selected to receive Restricted Stock shall not have any rights with respect to such Award, unless and until such Participant has delivered a fully executed copy of the Award Agreement to the Company and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

                  (1)      PURCHASE PRICE. Subject to the last sentence of
Section 5(a), the purchase price for shares of Restricted Stock may be less than their par value and may be zero, to the extent permitted by applicable law.

                  (2) ACCEPTANCE. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the

Award date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

                  (3) CERTIFICATES/LEGEND. Upon an Award of Restricted Stock, the Committee may, in its sole discretion, decide to either have the Company or other escrow agent appointed by the Committee hold the share certificates representing such shares of Restricted Stock in escrow or issue share certificates to the Participant. Regardless of whether the certificates are held in escrow or are given to Participants, each certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

                  "The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Foot Locker (the "Company") 2003 Stock Option and Award Plan and an Agreement entered into between the registered owner and the Company dated_______. Copies of such Plan and Agreement are on file at the principal office of the Company."

                  (4) RESTRICTIONS. During a period set by the Committee commencing with the date of an Award of Restricted Stock (the "Restriction Period"), shares of Restricted Stock may not be sold, assigned, Transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, as set forth in the Award Agreement and such Award Agreement shall set forth a vesting schedule and any events which would accelerate vesting of the shares of Restricted Stock. Any attempt to dispose of any such shares of Stock in contravention of such restrictions shall be null and void and without effect. Notwithstanding the foregoing, no vesting limitation shall apply, and the Participant's interest in such shares shall be fully vested, in the event of a Change in Control which occurs prior to the expiration of the vesting period set forth in the Award Agreement. Within these limits, based on service, performance and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of such Award (including, without limitation, any deferral of dividends).

                  (5) FORFEITURE. Subject to such exceptions as may be determined by the Committee, if the Participant's continuous employment with the Company shall terminate for any reason prior to the expiration of the Restriction Period of an Award, or to the extent any goals for the Restriction Period are not met, any shares of Stock remaining subject to restrictions shall thereupon be forfeited by the Participant and Transferred to, and reacquired by, Foot Locker at no cost to Foot Locker.

                  (6) OWNERSHIP. Except to the extent otherwise set forth in the Award Agreement, during the Restriction Period the Participant shall possess all incidents of ownership of such shares, subject to Section 7(b)(4), including the right to receive dividends with respect to such shares and to vote such shares and, subject to and conditioned upon the full vesting of shares of Restricted Stock, the right to tender such shares. The Committee, in its sole discretion, as determined at the time of the Award, may permit or require the payment of dividends to be deferred.

                  (7) LAPSE OF RESTRICTIONS. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant.

8.       OTHER STOCK-BASED AWARDS.

         (a) OTHER AWARDS. Other Awards of Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, Awards valued by reference to performance of a subsidiary, may be granted either alone or in addition to or in tandem with Stock Options, SARs or Restricted Stock.

         Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Stock to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Stock under such Awards upon the completion of a specified performance goal or period.

         (b) TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this Section 8 shall be subject to the following terms and conditions:

                  (1) DIVIDENDS. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and this Plan, the recipient of an Award under this Section 8 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of shares of Stock covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

                  (2) VESTING. Any Award under this Section 8 and any Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

                  (3) WAIVER OF LIMITATION. In the event of the Participant's Retirement, Termination of Employment for Good Reason, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Section 8.

                  (4)      PRICE. Stock issued on a bonus basis under this
Section 8 may be issued for no cash consideration; Stock purchased pursuant to a purchase right awarded under this Section shall be priced as determined by the Committee.

9.       GENERAL PROVISIONS.

         (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the granting and exercising of Awards, and the other obligations of the Company under the Plan and any Award Agreement or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

         (b) NONTRANSFERABILITY. No Award shall be Transferred by the Participant otherwise than by will or by the laws of descent and distribution. All Awards shall be exercisable, during the Participant's lifetime, only by the Participant. No Award shall, except as otherwise specifically provided by law or herein, be Transferred in any manner, and any attempt to Transfer any such Award shall be void, and no such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option or Restricted Stock, that is otherwise not Transferable pursuant to this Section 9(b) is Transferable to a "family member" (as such term is defined in Form S-8 of the Securities Act of 1933) in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

         (c) NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

         (d) WITHHOLDING TAXES. Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares, or otherwise upon the grant, vesting, exercise or disposition of shares pursuant to an Option or Award.

         Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares of Stock or cash otherwise payable to such Participant (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation; or (c) delivering to the Company previously acquired shares of Stock (none of which shares may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (b)(1) above is irrevocable once it is made.

         (e) AMENDMENT AND TERMINATION OF THE PLAN. Notwithstanding any other provision of this Plan, the Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires shareholder approval under applicable New York law or in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code, or applicable stock exchange requirements shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Options under the Plan will automatically terminate ten years after the adoption of the Plan by the shareholders. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

         (f) CHANGE IN CONTROL. Notwithstanding any other provision of the Plan to the contrary, if, while any Awards remain outstanding under the Plan, a "Change in Control" of Foot Locker (as defined in this Section 9(f)) shall occur, (1) all Options and freestanding SARs granted under the Plan that are outstanding at the time of such Change in Control shall become immediately exercisable in full, without regard to the years that have elapsed from the date of grant; (2) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, all restrictions with respect to shares of Restricted Stock shall lapse, and such shares shall be fully vested and nonforfeitable; and (3) unless the Committee determines otherwise at the time of grant pursuant to an Award Agreement or other arrangement or plan granting such Award, with respect to Other Stock-Based Awards, any performance periods or goals outstanding at the time of a Change in Control shall be deemed to have been attained or any restrictions outstanding at the time of a Change in Control shall lapse.

         For purposes of this Section 9(f), a Change in Control of Foot Locker shall occur upon the happening of the earliest to occur of the following:

                  (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than Foot Locker or its subsidiaries) for shares of Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of Foot Locker's then issued and outstanding voting securities; (B) the merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (a) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing twenty percent (20%) or more of the total combined voting power of Foot Locker's then issued and outstanding voting securities by any Person acting in concert as of the date of the Plan; provided, however, that the Board may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of Foot Locker of any plan or proposal for the complete liquidation or dissolution of Foot Locker or for the sale of all or substantially all of the assets of Foot Locker; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by Foot Locker's shareholders was approved by a vote of at least two-thirds (") of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

         (g) PARTICIPANT RIGHTS. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Stock certificate to him for such shares.

         (h) UNFUNDED STATUS OF AWARDS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

         (i) NO FRACTIONAL SHARES. Except with respect to fractional shares resulting from any adjustment in Awards pursuant to Section 5, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.

         (j) LEGEND. The Committee may require each person purchasing shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

         All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed or any national securities association system upon whose system the Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (k) OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

         (l)      LISTING AND OTHER CONDITIONS.

                  (1) As long as the Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Stock pursuant to an Option or other Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

                  (2) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Stock pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Stock or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes.

                  (3) Upon termination of any period of suspension under this Section, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

         (m) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

         (n) EFFECTIVE DATE. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, such Awards shall be null and void.

         (o) DEATH/BENEFICIARY. The Committee may in its sole discretion require the transferee of a Participant to supply it with written notice of the Participant's death or Disability and to supply it with a copy of the will (in the case of the Participant's death) or such other evidence as the Committee deems necessary to establish the validity of the Transfer of an Option. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

         (p) INTERPRETATION. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

         (q) SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         (r) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.